UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: January 31, 2008

a21, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code:  (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On April 27, 2006 a21, Inc. (the Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which is issued $15.5 million of Secured Convertible Term Notes with the purchasers named in the Purchase Agreement.  On January 31, 2008, the Company entered into a waiver agreement with the holders of a majority of the outstanding principal amount of the Secured Convertible Term Notes, to waive cash quarterly interest payments until March 31, 2008.  In accordance with Section 9.5 of the Purchase Agreement and Section 5.5 of the Secured Convertible Term Notes, note holders representing a majority of the aggregate principal amount of all of the outstanding Secured Convertible Term Notes have authority to amend the terms of the notes. Instead of paying in cash, the agreement provides that the Company will settle quarterly interest payments due in January and April 2008 with new notes in the aggregate principal amount equal to the interest due, having substantially the same terms as the original notes. The Company would resume paying quarterly interest in cash beginning with the quarterly interest due in July 2008.

Item 9.01:  Exhibits.
Exhibit	Description
10.1	Form of Waiver dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC. By:	/s/ Thomas Costanza
Thomas Costanza Chief Financial Officer

Dated: February 6, 2008

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Waiver dated January 31, 2008